                         CONSENT OF CLIFFORD CHANCE US LLP

We hereby consent to the reference to our firm under the caption "Fund Counsel" in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 14 to the Form N-1A Registration Statement of Morgan Stanley Global Advantage Fund, File No. 333-38297. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Clifford Chance US LLP
New York, New York
September 28, 2006